UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

FrontView REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42301	93-2133671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 McKinney Avenue Suite L10
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 796-2445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2026, FrontView Operating Partnership LP (the “Operating Partnership”), the operating partnership of FrontView REIT, Inc. (the “Company”), entered into Amendment No. 5 to Credit Agreement (“Amendment No. 5”) which amends the Operating Partnership’s Credit Agreement, dated as of September 6, 2024 (as amended, supplemented or otherwise modified, including pursuant to Amendment No. 5, the “Credit Agreement”), by and among the Operating Partnership, as a borrower, FVR Subsidiary OP LP, as a borrower, JPMorgan Chase Bank, N.A. as administrative agent, and the other lenders and agents party thereto.

Pursuant to Amendment No. 5, among other things, (i) the Operating Partnership extended the maturity of both the revolving line of credit (the “Revolving Credit Facility”) and the term loan facility (the “Term Loans”) thereunder to October 3, 2028 and (ii) reduced certain interest rate margins, as described below.

After giving effect to Amendment No. 5, the Revolving Credit Facility bears interest at SOFR plus an applicable margin based on (i) before an investment-grade credit rating is obtained, the Company’s leverage ratio, with applicable margins ranging from 1.00% to 1.65% and (ii) after an investment-grade credit rating is obtained, such credit rating, with applicable margins ranging from 0.675% to 1.35%. After giving effect to Amendment No. 5, the Term Loans bear interest at SOFR plus an applicable margin based on (i) before an investment-grade credit rating is obtained, the Company’s leverage ratio, with applicable margins ranging from 1.15% to 1.75% and (ii) after an investment-grade credit rating is obtained, such credit rating, with applicable margins ranging from 0.75% to 1.55%.

Furthermore, with respect to the Revolving Credit Facility and the Term Loans, (i) if the Company’s leverage ratio is equal to or less than 35% and a Baa2/BBB rating is obtained, the applicable margins and facility fee applicable for Baa1/BBB+ ratings will apply instead, and (ii) if the Company’s leverage ratio is equal to or less than 35% and a Baa3/BBB- rating is obtained, the applicable margins and facility fee applicable for Baa2/BBB ratings will apply instead.

In addition, the usage-based commitment fee under the Revolving Credit Facility was replaced with a facility fee, which ranges from (i) before an investment-grade credit rating is obtained, 0.15% to 0.30%, subject to the Company’s leverage ratio, and (ii) after an investment-grade credit rating is obtained, 0.125% to 0.30%, subject to the Company’s credit rating.

After giving effect to Amendment No. 5, for purposes of the ratings-based pricing grid, ratings may be provided by any of S&P, Moody’s or Fitch.

The foregoing description of Amendment No. 5 is qualified in its entirety by reference to the full and complete terms of Amendment No. 5, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026.

Certain of the agents and lenders providing funding or other services under the Credit Agreement, as well as certain of their affiliates, have, from time to time, provided various financial advisory, commercial and investment banking services to the Company and/or its affiliates for which they have received customary fees and commissions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrontView REIT, Inc.

Date:	October 19, 2026	By:	/s/ Pierre Revol
Pierre Revol Chief Financial Officer, Treasurer, and Secretary